SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information in this Current Report on Form 8-K is to be considered “filed” under the Securities Exchange Act of 1934, as amended.

During CompuCredit Corporation’s third quarter 2006 earnings conference call, management gave earnings guidance for the fourth quarter of 2006. Principally reflecting (1) more significant marketing efforts and expenses than originally expected with respect to the Company’s lower-tier credit card offerings and television and Internet marketing campaigns, (2) higher expenses than originally expected associated with new technology and product initiatives within the Company’s Other segment, (3) growth that has not materialized within the Company’s Auto Finance segment, and (4) accelerated depreciation of leasehold improvements that has resulted from the Company’s plans to relocate its corporate headquarters and other Atlanta operations in mid-2007, CompuCredit now expects fourth quarter of 2006 earnings to be approximately 20% lower than as communicated by management in its third quarter 2006 earnings conference call. None of these developments is expected to change management’s previously communicated expected earnings levels for 2007.

CompuCredit expects to release complete fourth quarter and fiscal year 2006 results on or about February 13, 2007.

Certain statements within this report may constitute “forward-looking statements.” Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those suggested by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the factors set forth in Part II, Item 1A. Risk Factors of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and in the “Forward-Looking Information and Risk Factors” section within the Investor Relations portion of our website at www.CompuCredit.com, changes in the general economy that might make originated and acquired receivables more difficult to collect (and future receivables less profitable), the success of the Company’s marketing efforts, and the Company’s ability to execute on its strategic and operating plans. CompuCredit expressly disclaims any obligation to update any forward-looking statements except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: January 8, 2007	By:	/s/ J.Paul Whitehead, III
	Name:	J.Paul Whitehead, III
	Title:	Chief Financial Officer